PTC Announces Q1 Results and Initiates Q2 Guidance, Maintains FY Targets

Targets 20% to 25% license growth in FY’11

NEEDHAM, Mass.— January 26, 2011 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its first fiscal quarter ended January 1, 2011.

Highlights
•	Q1 Results: Revenue of $266.6 million and non-GAAP EPS of $0.22; GAAP EPS of $0.11
	°	Non-GAAP operating margin of 13.3%; GAAP operating margin of 6.4%
	°	Q1 EPS negatively impacted by $0.03 to $0.04 related to contract accounting treatment of the first phase of our expected multi-year engagement with Hyundai Motor Company and Kia Motors Corporation, a strategic Automotive OEM win
	°	Relative to Q1 guidance ($255 - $265 million in revenue with $0.22 to $0.26 non-GAAP EPS), currency fluctuations did not impact EPS

•	Q2 Guidance: Revenue of $260 to $270 million and non-GAAP EPS of $0.22 to $0.26
	°	GAAP EPS of $0.11 to $0.15
	°	Assumes $1.37 USD / EURO

•	FY’11 Targets: Revenue of $1,110 to $1,130 million and non-GAAP EPS of $1.20 to $1.25
	°	GAAP EPS of $0.73 to $0.78
	°	License revenue growth target of 20% to 25% year-over-year growth
	°	Non-GAAP operating margin of 17% to 18%; GAAP operating margin of 11% to 12%
	°	Assumes $1.37 USD / EURO

The Q1 non-GAAP results exclude $11.0 million of stock-based compensation expense, $7.2 million of acquisition- related intangible asset amortization, $0.7 million of foreign currency transaction losses, and $5.8 million of income tax adjustments.  The Q1 non-GAAP results include a tax rate of 23% and 121 million diluted shares outstanding.  The Q1 GAAP results include a tax rate of 13% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC had a very strong Q1, with revenue above our guidance range and EPS that would have been at the high-end of the range prior to the Hyundai Motor Company and Kia Motors Corporation contract accounting treatment.  As reflected in our EPS guidance for FY ’11 we will save a commensurate amount throughout the balance of the year and continue to expect to deliver full year non-GAAP EPS of $1.20 to 1.25.”

“We were pleased to see that our license revenue of $75.5 million included 36% year-over-year growth in Desktop license revenue, led by significant strength with several large customers and matched with broad-based strength in the SMB market,” Heppelmann continued.  “We are sensing the market is as excited as we are about our new Creo platform for CAD, which we expect to deliver in the third quarter. Our results were further bolstered by continued strong performance of our Enterprise PLM license revenue, though you will recall we are comparing against a year ago period where we had a handful of very large Enterprise PLM transactions in North America which drove significant (more than $20 million) upside to our license revenue performance.  Overall, solid strength across the board allowed us to perform well against this comparison as total Q1 revenue was up 4% on a constant currency basis and license revenue was up 2% compared to the strong year ago period.”

“Our continued revenue momentum in the PLM market included transactions with 3 new strategically important ‘domino’ accounts during Q1,” Heppelmann said.  “Since 2009, we have won 22 domino accounts, all of which are large multinational companies who have chosen to standardize their PLM initiatives on our Windchill platform.  Dominoes represent the largest of many competitive displacement opportunities, and we believe they demonstrate that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise in the PLM market.  Of particular note, late in Q1 we won a 2 year benchmark and began a Windchill implementation at Hyundai Motor Company and Kia Motors Corporation, one of the world’s largest and fastest growing automotive OEM brands.  This was PTC’s most strategic sales campaign of FY’11 and we believe this important win will further bolster our momentum in the large and important automotive vertical.  We continue to expect we will win a cumulative total of 30 domino accounts by the end of FY’11.”

Please refer to the standalone Hyundai Motor Company and Kia Motors Corporation press release issued earlier today for more details on this important engagement.

Heppelmann added, “We had 22 large deals (license + services revenue of more than $1 million) in Q1’11, compared to 10 in Q1’10.  We believe this is an indicator of the strength of our pipeline for business opportunities with new and existing customers.  During the quarter we recognized revenue from leading organizations such as Fresenius Medical, Gemalto, GKN, Lockheed Martin, Northrup Grumman, Raytheon, Schaeffler, System SPA, and Vestas Wind Systems.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint, while we outperformed our revenue targets, our non-GAAP EPS result of $0.22 was adversely impacted by approximately $0.03 to $0.04 related to contract accounting treatment of the first phase of our expected multi-year engagement with Hyundai Motor Company and Kia Motors Corporation, for which we did not recognize any revenue during the quarter.”

“We ended the first quarter with $183 million of cash, which was negatively impacted by approximately $48 million related to a previously announced litigation settlement in Japan,” continued Glidden.  “Our non-GAAP tax rate was lower than expected during the quarter primarily due to the extension of the R&D tax credit.”

Outlook Commentary
“Based on the market momentum we are seeing, the strength of our pipeline, our sales capacity, many important product initiatives such as the launches of Windchill 10 and Creo, and the significant interest we are seeing in other products such as Arbortext, Relex and InSight, we continue to be excited about our long-term growth opportunity,” said Heppelmann.  “We remain confident and committed to achieving our goal of a 20% non-GAAP EPS CAGR through 2014.”

“For Q2 we are providing guidance of $260 to $270 million in revenue with non-GAAP EPS of $0.22 to $0.26,” Glidden added.  “From a revenue perspective, we are expecting approximately 20% to 25% year-over-year growth in our license revenue in Q2, with our combined services and maintenance businesses up in the mid-single digit range resulting in high single- to low double-digit year-over-year growth in total revenue.”  For Q2 the GAAP EPS target is $0.11 to $0.15.

The Q2 guidance assumes a non-GAAP tax rate of 24%, a GAAP tax rate of 25% and 122 million diluted shares outstanding.  The Q2 non-GAAP guidance excludes approximately $10.2 million of stock-based compensation expense, $7.5 million of acquisition-related intangible asset amortization expense and their related income tax effects.

Glidden continued, “Looking to the full year FY’11, we are continuing to target revenue growth of 10% to 12%.  We are expecting license revenue growth of approximately 20% to 25%, services revenue growth of approximately 10% and maintenance revenue growth of approximately 5%.  We are committed to achieving our non-GAAP EPS target of $1.20 to $1.25, while balancing investments in future growth with our commitment to 20% non-GAAP EPS growth.”  For FY’11 the GAAP EPS target is $0.73 to $0.78.

The FY’11 targets assume a non-GAAP tax rate of 24%, a GAAP tax rate of 25% and 122 million diluted shares outstanding.  The FY’11 non-GAAP guidance excludes approximately $44.2 million of stock-based compensation expense, $29.1 million of acquisition-related intangible asset amortization, $0.7 million of foreign currency transaction losses, and their related income tax effects.

Q1 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q1 Conference Call and Webcast

When:	Thursday, January 27th, 2011 at 8:30 am (ET)

1-800-857-5592 or 1-773-799-3757
Dial-in:	Call Leader: James Heppelmann
Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

The audio replay of this event will be archived for public replay until 4:00 pm (CT) on
Replay:	February 1, 2011 at 1-800-839-1117 or 203-369-3355. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

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Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, foreign currency transaction losses related to a litigation resolution, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2011 and other future financial and growth expectations and anticipated tax rates are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that the launches of Windchill 10 and Creo may not generate the revenue we expect, and the possibility that the launches of Windchill 10 and/or Creo may be delayed.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	January 1,	January 2,
	2011	2010

Revenue:
License	$75,473	$74,816
Service	191,079	183,613
Total revenue	266,552	258,429

Costs and expenses:
Cost of license revenue (1)	5,954	8,147
Cost of service revenue (1)	80,107	70,524
Sales and marketing (1)	84,521	78,598
Research and development (1)	51,522	50,690
General and administrative (1)	23,484	24,071
Amortization of acquired intangible assets	3,854	4,058
Total costs and expenses	249,442	236,088

Operating income	17,110	22,341
Other expense, net	(1,886)	(524)
Income before income taxes	15,224	21,817
Provision for income taxes	1,964	3,954
Net income	$13,260	$17,863

Earnings per share:
Basic	$0.11	$0.15
Weighted average shares outstanding	116,827	116,253

Diluted	$0.11	$0.15
Weighted average shares outstanding	121,150	121,113

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	January 1,	January 2,
	2011	2010
Cost of license revenue	$3	$17
Cost of service revenue	2,137	2,580
Sales and marketing	2,429	3,074
Research and development	2,393	2,659
General and administrative	4,065	5,525
Total stock-based compensation	$11,027	$13,855

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	January 1,	January 2,
	2011	2010

GAAP operating income	$17,110	$22,341
Stock-based compensation	11,027	13,855
Amortization of acquired intangible assets
included in cost of license revenue	3,363	4,898
Amortization of acquired intangible assets	3,854	4,058
Non-GAAP operating income (2)	$35,354	$45,152

GAAP net income	$13,260	$17,863
Stock-based compensation	11,027	13,855
Amortization of acquired intangible assets
included in cost of license revenue	3,363	4,898
Amortization of acquired intangible assets	3,854	4,058
Non-operating foreign currency transaction loss (3)	722	-
Income tax adjustments (4)	(5,810)	(7,377)
Non-GAAP net income	$26,416	$33,297

GAAP diluted earnings per share	$0.11	$0.15
Stock-based compensation	0.09	0.11
Income tax adjusments	(0.05)	(0.06)
All other items identified above	0.07	0.07
Non-GAAP diluted earnings per share	$0.22	$0.27

(2)	Operating margin impact of non-GAAP adjustments:

	Three Months Ended
	January 1,	January 2,
	2011	2010
GAAP operating margin	6.4%	8.6%
Stock-based compensation	4.2%	5.4%
Amortization of acquired intangibles	2.7%	3.5%
Non-GAAP operating margin	13.3%	17.5%

(3)	Reflects foreign currency transaction losses related to a previously announced litigation settlement in Japan.

(4)	Reflects the tax effects of non-GAAP adjustments for the first quarter of 2011 and 2010, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 1,	September 30,
	2011	2010

ASSETS

Cash and cash equivalents	$182,915	$240,253
Accounts receivable, net	174,581	169,281
Property and equipment, net	56,517	58,064
Goodwill and acquired intangibles, net	534,565	546,440
Other assets	318,933	293,026

Total assets	$1,267,511	$1,307,064

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$266,150	$245,840
Other liabilities	237,321	313,920
Stockholders' equity	764,040	747,304

Total liabilities and stockholders' equity	$1,267,511	$1,307,064

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	January 1,	January 2,
	2011	2010

Cash flows from operating activities:
Net income	$13,260	$17,863
Stock-based compensation	11,027	13,855
Depreciation and amortization	14,069	15,923
Accounts receivable	(958)	4,211
Accounts payable and accruals (5)	(29,233)	(15,076)
Deferred revenue	(7,425)	(15,987)
Income taxes	(2,069)	(2,805)
Litigation settlement	(52,129)	-
Excess tax benefits from stock-based awards	(262)	(149)
Other	5,682	4,925
Net cash (used) provided by operating activities	(48,038)	22,760

Capital expenditures	(5,412)	(7,877)
Acquisitions of businesses, net of cash acquired	-	(582)
Payments on debt	-	-
Repurchases of common stock	-	(5,072)
Excess tax benefits from stock-based awards	262	149
Other investing and financing activities (6)	(4,936)	(11,590)
Foreign exchange impact on cash	786	(1,766)

Net change in cash and cash equivalents	(57,338)	(3,978)
Cash and cash equivalents, beginning of period	240,253	235,122
Cash and cash equivalents, end of period	$182,915	$231,144

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits
(6)	The first quarter of 2011 and 2010 include $17.2 million and $15.6 million, respectively, for payments of withholding taxes in connection with the vesting of restricted stock units and restricted stock.